SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 11, 2015 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement Merger Agreement.

On February 11, 2015, Radio One, Inc. (the “Company”), by and through its wholly owned subsidiary, Radio One Cable Holdings, Inc. (“ROCH” and, together with the Company, “Radio One”) entered into a Unit Purchase Agreement  (the “Purchase Agreement”) with TV  One, LLC (“TV One”) and Comcast Programming Ventures V, LLC (“Comcast”) providing for ROCH’s acquisition of all of Comcast’s membership interest in TV One (the “Comcast Buyout”).  Upon completion of the Comcast Buyout, Radio One will own approximately 99.6% percent of the membership interests of TV One after giving effect to certain membership interests held by employees.  The purchase price for the Comcast interest will be based upon a Five Hundred and Fifty Million Dollars ($550,000,000) enterprise valuation, subject to adjustment as provided in the agreement.  As Comcast’s interest in TV One is approximately 47.5%, the effective purchase price will be approximately Two Hundred and Twenty Million Dollars ($220,000,000).   Completion of the Comcast Buyout  is subject to customary closing conditions as well as Radio One having received debt, equity and/or other financing sufficient to consummate the transaction on terms and conditions acceptable to Radio One (the “Required Financing”). The Agreement may be terminated, (i) at any time, by mutual written agreement of Radio One and Comcast; (ii) by Radio One, if its Board of Directors in the exercise of its fiduciary duties concludes that the Required Financing is not available on commercially reasonable terms and conditions; or (iii) by written notice by either Radio One or Comcast to the other parties, at any time after June 30, 2015, if the closing shall not have occurred on or prior to such date.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is being filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, ROHC, TV One, Comcast or their respective subsidiaries and affiliates. The Purchase Agreement contains representations, warranties and/covenants by Radio One, ROCH and TV One, on the one hand, and by Comcast, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are delivered by each party in connection with the signing of the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement are made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company and ROCH, on the one hand, and Comcast on the other hand. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Radio One’s or Comcast’s public disclosures.

ITEM 2.02. Results of Operations and Financial Condition.

The Company also issued a press release setting forth the results for its quarter ended December 31, 2014. A copy of the press release is attached as Exhibit 99.1.

ITEM 8.01. Other Events.

Simultaneously upon execution of the Purchase Agreement, Comcast Cable Communication, LLC (an affiliate of Comcast) and TV One also entered into a multi-year extension of their previous affiliation agreement (“Affiliation Agreement Amendment”) regarding the distribution of the television programming service of TV One.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

2.1	Unit Purchase Agreement.

99.1	Press release dated February 12, 2015: Radio One, Inc. Reports Fourth Quarter Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
February 12, 2015	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer